Exhibit 99.1

PRESS RELEASE
2/6/24
Carlisle Companies Reports Fourth Quarter Results
SCOTTSDALE, ARIZONA, February 6, 2024 - Carlisle Companies Incorporated (NYSE:CSL) today announced its fourth quarter 2023 financial results.
•Record 4th quarter results with GAAP diluted EPS of $3.91 and adjusted EPS of $4.17
◦Revenues of $1.1 billion, -1.9% Year over Year ("YoY")
◦Operating margin of 22.5% and adj EBITDA margin of 26.4% expanded 440 bps YoY
•Repurchased 3.5 million shares for $900 million in the year
•Launched Vision 2030 strategy, including adjusted EPS target of $40
•Signed agreement to sell CIT as final step in pivot to pure play building products portfolio
•2024 outlook includes mid-single-digit revenue growth and expanding EBITDA margins
Comments from Chris Koch, Chair, President and Chief Executive Officer
“We are pleased to report that Carlisle had a strong finish to 2023 with record 4th quarter adjusted EPS of $4.17, an increase of 29.5% year-over-year, and adjusted EBITDA margin of 26.4% improving 440 basis points year-over-year on 1.9% lower sales. These results were driven by stronger CCM sales and higher profitability at both CCM and CWT supported by favorable weather conditions, solid contractor backlogs, and stronger operating efficiencies. We continue to emphasize a pursuit of flawless execution in our businesses through the Carlisle Operating System ("COS"), providing value to our customers by delivering innovative solutions for the building envelope, and delivering the Carlisle Experience to our customers.
“With our strong finish to 2023 and the end of the past year’s inventory destocking in our channels, our team enters 2024 energized and clearly aligned with our recently launched Vision 2030. The announced sale agreement of our CIT business serves as a critical last step in our successful pivot to a best-in-class pure play building products company. As part of our superior capital allocation philosophy, we made the strategic decision in 2021 to allocate future cash flow and human capital to maximize total returns by focusing on our building products businesses which have consistently delivered the highest returns. With the expected proceeds from the sale, we begin 2024 with an eye toward significant value creation for shareholders and an expectation of delivering another year of superior ROIC in excess of 25%.
“We expect combined benefits from a backlog of roofing projects due to constrained labor and tailwinds from prior-year customer destocking to help mitigate potential macro-economic risks. We have entered 2024 with a positive growth outlook that we believe is reasonable, achievable and fully supported by our Vision 2030 strategic objectives. We are confident that innovation with a focus on energy efficiency and labor-saving solutions puts us on the right path to drive above-market growth and earn a premium price in the marketplace.”
Fourth Quarter 2023
Revenue for the fourth quarter of $1.1 billion decreased 1.9% year-over-year. Organic revenue decreased 2.3% (organic revenue defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar).
Operating income for the fourth quarter of $253.6 million increased 21.1% from $209.5 million in the fourth quarter of 2022. Income from continuing operations for the fourth quarter of $191.7 million increased 25.3% from $153.0 million in the fourth quarter of 2022. Adjusted EBITDA for the fourth quarter of $297.1 million increased 17.6% from $252.7 million in the fourth quarter of 2022. Adjusted EBITDA improved 440 bps year-over-year.

Diluted earnings per share ("EPS") from continuing operations for the fourth quarter of $3.91 increased 33.4% from $2.93 in the fourth quarter of 2022. Adjusted EPS for the fourth quarter of $4.17 increased 29.5% from $3.22 in the fourth quarter of 2022 driven by higher margins and share repurchases.
Fourth Quarter 2023 Segment Highlights
Carlisle Construction Materials ("CCM")
•Revenue of $815.9 million, increased 1.9% (+1.7% organic) year-over-year, driven by favorable weather and the end of channel destocking.
•Operating income was $238.3 million and adjusted EBITDA was $254.9 million, up 11.8% year-over-year, reflecting an adjusted EBITDA margin of 31.2%. The 270 basis points increase was driven by lower costs and leveraging volume via COS.
Carlisle Weatherproofing Technologies ("CWT")
•Revenue of $311.6 million, declined 10.8% (-11.6% organic) year-over-year primarily due to residential demand weakness, project delays, and the exit of a non core business.
•Operating income was $45.5 million and adjusted EBITDA was $69.3 million, up 54.3% year-over-year reflecting an adjusted EBITDA margin of 22.2%, a 940 basis point increase over the prior year. This increase was driven by strategic sourcing, operating efficiencies gained through targeted restructuring and realized synergies from the Henry acquisition.
Cash Flow
Operating cash flow from continuing operations for the year ended December 31, 2023, was $1.0 billion, an increase of $96.8 million versus the prior year. Free cash flow from continuing operations was $925.9 million, an increase of $144.3 million versus the prior year (defined as cash provided by operating activities less capital expenditures and comprised of continuing operations). This increase was driven by a reduction in working capital uses primarily related to a reduction in inventory.
During the year ended December 31, 2023, we deployed $900.0 million toward share repurchases, including $320.0 million in the current quarter, and paid $160.3 million in cash dividends, including $41.0 million in the current quarter. As of December 31, 2023, we had 7.4 million shares available for repurchase under our share repurchase program. Additionally, on September 1, 2023, we repaid $300.0 million in senior notes. As of December 31, 2023, we had $576.7 million of cash and cash equivalents and $1.0 billion of availability under our revolving credit facility.
2024 Outlook
•FY 2024 revenues to increase ~ 5%
◦CCM - FY 2024 revenues to increase ~ 6% year-over-year
◦CWT - FY 2024 revenues to increase ~ 4% year-over-year
•Adjusted EBITDA margins expanding ~ 50 bps
Conference Call and Webcast
Carlisle will discuss fourth quarter 2023 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:
Domestic toll free: 888-259-6580
International: 416-764-8624
Conference ID: 65889674
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," "will," "plans," "intends," "forecast," and similar expressions, and reflect our expectations concerning the future. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs that cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; the ability to meet our goals relating to our intended reduction of greenhouse gas emissions, including our net zero commitments; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions; our successful completion of strategic dispositions; the cyclical nature of our businesses; the impact of information technology, cybersecurity or data security breaches at our businesses or third parties; the outcome of pending and future litigation and governmental proceedings; the emergence or continuation of widespread health emergencies such as the COVID-19 pandemic, including, for example, expectations regarding their impact on our businesses, including on customer demand, supply chains and distribution systems, production, our ability to maintain appropriate labor levels, our ability to ship products to our customers, our future results, or our full-year financial outlook; and the other factors discussed in the reports we file with or furnish to the Securities and Exchange Commission from time to time. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena, including the Russian invasion of Ukraine and war in the Middle East, may adversely affect general market conditions and our future performance. Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.
Non-GAAP Disclosure
Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue, return on invested capital (ROIC) and free cash flow that are not recognized under GAAP. Management believes that adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue and ROIC are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management also believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Carlisle is not providing reconciliations for forward-looking non-GAAP financial measures because Carlisle does not provide GAAP financial measures on a forward-looking basis as Carlisle is unable to predict with reasonable certainty the ultimate outcome of adjusted items with unreasonable effort. There items are uncertain, depend on various factors, and could be material to Carlisle's financial results computed in accordance with GAAP.

About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a leading supplier of innovative building envelope products and solutions for more energy efficient buildings. Through its building products businesses – Carlisle Construction Materials ("CCM") and Carlisle Weatherproofing Technologies ("CWT") – and family of leading brands, Carlisle delivers innovative, labor-reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System ("COS"), Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.

CONTACT:	Mehul Patel
Vice President, Investor Relations
(310) 592-9668
mpatel@carlisle.com
* EPS referenced in this release is from continuing operations unless otherwise noted.

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts)	2023	2022	2023	2022
Revenues	$1,127.5	$1,149.9	$4,586.9	$5,449.4

Cost of goods sold	707.8	794.4	2,952.7	3,583.4
Selling and administrative expenses	157.6	142.1	625.2	623.5
Research and development expenses	8.0	4.8	28.7	19.0
Other operating expense (income), net	0.5	(0.9)	(2.5)	18.7
Operating income	253.6	209.5	982.8	1,204.8
Interest expense, net	18.6	18.3	75.6	85.9
Interest income	(7.6)	(3.2)	(20.1)	(6.8)
Other non-operating (income) expense, net	(1.9)	(3.2)	(3.1)	2.0
Income from continuing operations before income taxes	244.5	197.6	930.4	1,123.7
Provision for income taxes	52.8	44.6	211.5	265.7
Income from continuing operations	191.7	153.0	718.9	858.0

Discontinued operations:
Income before income taxes	1.5	20.4	21.7	66.6
(Benefit from) provision for income taxes	(12.3)	(0.8)	(26.8)	0.6
Income from discontinued operations	13.8	21.2	48.5	66.0
Net income	$205.5	$174.2	$767.4	$924.0

Basic earnings per share attributable to common shares:
Income from continuing operations	$3.96	$2.97	$14.38	$16.53
Income from discontinued operations	0.29	0.40	0.97	1.27
Basic earnings per share	$4.25	$3.37	$15.35	$17.80

Diluted earnings per share attributable to common shares:
Income from continuing operations	$3.91	$2.93	$14.22	$16.30
Income from discontinued operations	0.29	0.40	0.96	1.26
Diluted earnings per share	$4.20	$3.33	$15.18	$17.56

Average shares outstanding:
Basic	48.2	51.5	49.9	51.8
Diluted	48.9	52.1	50.4	52.5

Dividends declared and paid per share	$0.85	$0.75	$3.20	$2.58

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
(in millions)	2023	2022
Net cash provided by operating activities	$1,201.3	$1,000.9

Investing activities:
Proceeds from sale of discontinued operation, net of cash disposed	510.6	132.0
Capital expenditures	(142.2)	(183.5)
Acquisitions, net of cash acquired	(36.1)	(24.7)
Investment in securities	1.1	10.3
Other investing activities, net	19.0	4.8
Net cash provided by (used in) investing activities	352.4	(61.1)

Financing activities:
Repayments of notes	(300.0)	(350.0)
Borrowings from revolving credit facility	84.0	—
Repayments of revolving credit facility	(84.0)	—
Repurchases of common stock	(900.0)	(400.0)
Dividends paid	(160.3)	(134.4)
Proceeds from exercise of stock options	25.7	40.4
Withholding tax paid related to stock-based compensation	(11.7)	(14.7)
Other financing activities, net	(3.4)	(3.3)
Net cash used in financing activities	(1,349.7)	(862.0)

Effect of foreign currency exchange rate changes on cash and cash equivalents	1.5	(2.2)
Change in cash and cash equivalents	205.5	75.6
Less: change in cash and cash equivalents of discontinued operations	(6.4)	9.9
Cash and cash equivalents at beginning of period	364.8	299.1
Cash and cash equivalents at end of period	$576.7	$364.8

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	December 31, 2023	December 31, 2022
Cash and cash equivalents	$576.7	$364.8
Long-term debt, including current portion	2,289.4	2,582.8
Total stockholders' equity	2,829.0	3,024.4

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue
Organic revenue (defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31,
(in millions, except percentages)	CSL		CCM		CWT
2022 Revenue (GAAP)	$1,149.9		$800.4		$349.5
Organic	(26.6)	(2.3)%	13.8	1.7%	(40.4)	(11.6)%
Acquisitions	2.4	0.2%	—	—%	2.4	0.7%
FX impact	1.8	0.2%	1.7	0.2%	0.1	0.1%
Total change	(22.4)	(1.9)%	15.5	1.9%	(37.9)	(10.8)%
2023 Revenue (GAAP)	$1,127.5		$815.9		$311.6

	Year Ended December 31,
(in millions, except percentages)	CSL		CCM		CWT
2022 Revenues (GAAP)	$5,449.4		$3,885.2		$1,564.2
Organic	(862.7)	(15.8)%	(633.0)	(16.3)%	(229.7)	(14.7)%
Acquisitions	2.4	—%	—	—%	2.4	0.2%
FX impact	(2.2)	—%	1.2	—%	(3.4)	(0.2)%
Total change	(862.5)	(15.8)%	(631.8)	(16.3)%	(230.7)	(14.7)%
2023 Revenues (GAAP)	$4,586.9		$3,253.4		$1,333.5
Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow
Free cash flow is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2022	2023	2022
Operating cash flow (GAAP)	$388.9	$412.3	$1,201.3	$1,000.9
Less: operating cash flow from discontinued operations	13.6	14.5	164.1	60.5
Operating cash flow from continuing operations	$375.3	$397.8	$1,037.2	$940.4

Capital expenditures (GAAP)	$(35.9)	$(53.0)	$(142.2)	$(183.5)
Less: capital expenditures from discontinued operations	(11.6)	(5.7)	(30.9)	(24.7)
Capital expenditures from continuing operations	$(24.3)	$(47.3)	$(111.3)	$(158.8)

Operating cash flow from continuing operations	$375.3	$397.8	$1,037.2	$940.4
Capital expenditures from continuing operations	(24.3)	(47.3)	(111.3)	(158.8)
Free cash flow from continuing operations	$351.0	$350.5	$925.9	$781.6

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA margin are intended to provide investors and others with information about Carlisle's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle's businesses and evaluate Carlisle's performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except percentages)	2023	2022	2023	2022
Net income (GAAP)	$205.5	$174.2	$767.4	$924.0
Less: Income from discontinued operations (GAAP)	13.8	21.2	48.5	66.0
Income from continuing operations (GAAP)	191.7	153.0	718.9	858.0
Provision for income taxes	52.8	44.6	211.5	265.7
Interest expense, net	18.6	18.3	75.6	85.9
Interest income	(7.6)	(3.2)	(20.1)	(6.8)
EBIT	255.5	212.7	985.9	1,202.8
Exit and disposal, and facility rationalization costs	3.3	0.1	7.8	0.2
Inventory step-up amortization and transaction costs	0.4	1.2	2.0	4.3
Impairment charges	—	—	1.8	25.3
Losses from acquisitions and disposals	1.0	—	2.8	0.1
Losses from insurance	—	—	—	0.3
Losses from litigation	1.6	—	1.4	0.1
Total non-comparable items	6.3	1.3	15.8	30.3
Adjusted EBIT	261.8	214.0	1,001.7	1,233.1
Depreciation	17.4	16.4	66.3	66.5
Amortization	17.9	22.3	84.8	92.1
Adjusted EBITDA	$297.1	$252.7	$1,152.8	$1,391.7
Divided by:
Total revenues	$1,127.5	$1,149.9	$4,586.9	$5,449.4
Adjusted EBITDA margin	26.4%	22.0%	25.1%	25.5%

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31, 2023
(in millions, except percentages)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$238.3	$45.5	$(30.2)
Non-operating (income) expense, net(1)	(0.4)	0.2	(1.7)
EBIT	238.7	45.3	(28.5)
Exit and disposal, and facility rationalization costs	3.3	—	—
Inventory step-up amortization and transaction costs	—	0.5	(0.1)
Losses from acquisitions and disposals	0.9	0.1	—
Losses from litigation	—	1.5	0.1
Total non-comparable items	4.2	2.1	—
Adjusted EBIT	242.9	47.4	(28.5)
Depreciation	12.2	4.3	0.9
Amortization	(0.2)	17.6	0.5
Adjusted EBITDA	$254.9	$69.3	$(27.1)
Divided by:
Total revenues	$815.9	$311.6	$—
Adjusted EBITDA margin	31.2%	22.2%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

	Three Months Ended December 31, 2022
(in millions, except percentages)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$213.3	$22.5	$(26.3)
Non-operating (income) expense, net(1)	(0.1)	0.4	(3.5)
EBIT	213.4	22.1	(22.8)
Exit and disposal, and facility rationalization costs	0.1	—	—
Inventory step-up amortization and transaction costs	—	—	1.2
Losses (gains) from acquisitions and disposals	0.1	0.1	(0.2)
Total non-comparable items	0.2	0.1	1.0
Adjusted EBIT	213.6	22.2	(21.8)
Depreciation	10.4	5.0	1.0
Amortization	4.0	17.7	0.6
Adjusted EBITDA	$228.0	$44.9	$(20.2)
Divided by:
Total revenues	$800.4	$349.5	$—
Adjusted EBITDA margin	28.5%	12.8%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Year Ended December 31, 2023
(in millions)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$913.9	$187.9	$(119.0)
Non-operating (income) expense, net(1)	(0.4)	0.2	(2.9)
EBIT	914.3	187.7	(116.1)
Exit and disposal, and facility rationalization costs	5.1	2.7	—
Inventory step-up amortization and acquisition costs	—	0.5	1.5
Impairment charges	—	1.8	—
Losses (gains) from acquisitions and disposals	0.4	2.5	(0.1)
Losses (gains) from litigation	—	1.5	(0.1)
Total non-comparable items	5.5	9.0	1.3
Adjusted EBIT	919.8	196.7	(114.8)
Depreciation	45.0	17.5	3.8
Amortization	12.0	70.6	2.2
Adjusted EBITDA	$976.8	$284.8	$(108.8)

Total revenues	$3,253.4	$1,333.5	$—
Adjusted EBITDA margin	30.0%	21.4%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

	Year Ended December 31, 2022
(in millions)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$1,175.0	$128.6	$(98.8)
Non-operating expense (income), net(1)	2.0	0.8	(0.8)
EBIT	1,173.0	127.8	(98.0)
Exit and disposal, and facility rationalization costs	0.1	0.1	—
Inventory step-up amortization and acquisition costs	—	—	4.3
Impairment charges	—	25.0	0.3
Losses (gains) from acquisitions and disposals	—	0.3	(0.2)
Losses from insurance	—	0.3	—
Losses from litigation	—	—	0.1
Total non-comparable items	0.1	25.7	4.5
Adjusted EBIT	1,173.1	153.5	(93.5)
Depreciation	38.7	24.1	3.7
Amortization	16.9	73.0	2.2
Adjusted EBITDA	$1,228.7	$250.6	$(87.6)

Total revenues	$3,885.2	$1,564.2	$—
Adjusted EBITDA margin	31.6%	16.0%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS
Adjusted net income and adjusted diluted earnings per share is intended to provide investors and others with information about Carlisle's performance without the effect of items that, by their nature, tend to obscure Carlisle's core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. This information differs from net income and diluted earnings per share determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's adjusted net income and adjusted diluted earnings per share follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$205.5	$4.20		$174.2	$3.33
Less: Income from discontinued operations (GAAP)		13.8	0.29		21.2	0.40
Income from continuing operations (GAAP)		191.7	3.91		153.0	2.93
Exit and disposal, and facility rationalization costs	3.3	2.3	0.05	0.1	—	—
Inventory step-up amortization and transaction costs	0.4	0.3	0.01	1.2	1.0	0.02
Losses from acquisitions and disposals	1.0	0.7	0.01	—	—	—
Losses from litigation	1.6	1.2	0.02	—	—	—
Acquisition-related amortization(3)	16.6	12.7	0.26	21.0	15.8	0.30
Discrete tax items(4)	—	(4.5)	(0.09)	—	(1.5)	(0.03)
Total adjustments		12.7	0.26		15.3	0.29
Adjusted net income		$204.4	$4.17		$168.3	$3.22
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS

	Year Ended December 31, 2023			Year Ended December 31, 2022
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$767.4	$15.18		$924.0	$17.56
Less: Income from discontinued operations (GAAP)		48.5	0.96		66.0	1.26
Income from continuing operations (GAAP)		718.9	14.22		858.0	16.30
Exit and disposal, and facility rationalization costs	7.8	5.6	0.11	0.2	0.1	—
Inventory step-up amortization and acquisition costs	2.0	1.5	0.03	4.3	3.3	0.06
Impairment charges	1.8	1.3	0.03	25.3	19.2	0.37
Losses from acquisitions and disposals	2.8	2.1	0.04	0.1	0.1	—
Losses from insurance	—	—	—	0.3	0.2	—
Losses from litigation	1.4	1.1	0.02	0.1	0.1	—
Acquisition-related amortization(3)	79.6	60.1	1.19	87.7	66.1	1.26
Discrete tax items(4)	—	(6.3)	(0.12)	—	(6.3)	(0.12)
Total adjustments		65.4	1.30		82.8	1.57
Adjusted net income		$784.3	$15.52		$940.8	$17.87
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.